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                                                                    EXHIBIT 10.9

                                 PROMISSORY NOTE

$200,000                                                        JANUARY 1, 2000



In consideration, the undersigned, Data Systems Network Corporation (hereinafter referred to as the "Maker") promises to pay Michael Grieves (hereinafter referred to as the "Payee") at Farmington Hills, Michigan, or at such other place as the holder hereof may designate, the sum of Two hundred Thousand Dollars ($200,000). The principal and interest will be paid in full on or before December 31, 2000. Interest will accrue on the unpaid principal portion at an annual rate of 9.5%. The note will be paid in four (4) equal installments of $50,000 plus the appropriate interest. Installment payments will be made March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000. See attached for payment schedule.

This note replaces the Subordinated Notes dated May 22, 1992 that originated from the Reorganization. The remaining balance on those notes is $200,000. This note shall be governed by and construed in accordance with the laws of the State of Michigan.


                                                DATA SYSTEMS NETWORK CORPORATION

                                                     By: _______________________

                                                         Michael Jansen
                                                         Chief Financial Officer